EXHIBIT 10.66
AMENDMENT TO
THE DURIRON COMPANY, INC.
FIRST MASTER BENEFIT TRUST AGREEMENT
PREAMBLE
          On October 1, 1987, THE DURIRON COMPANY, predecessor of FLOWSERVE CORPORATION (“Flowserve”), established the FIRST MASTER BENEFIT TRUST (the “Trust”) pursuant to a Trust Agreement between The Duriron Company, Inc. and Bank One, Dayton, as Trustee. The Trust was established to hold assets to pay deferred obligations of the grantor for incentive and deferral compensation amounts. Since the Trust was established, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and has become effective with respect to the benefit plans funded under the Trust. The Trust Agreement will be amended in 2006 for overall compliance with section 409A of the Code. In the interim, Questions and Answer 20 of Internal Revenue Service Notice 2005-1 permits distribution of certain amounts without respect to the otherwise applicable limitations of section 409A. By this amendment, Flowserve intends to accomplish amendment of the Trust Agreement to provide for such distributions. Section 13.2 of the Trust Agreement permits Flowserve to amend the Trust Agreement, with the consent of participants having at least a cumulative sixty-five percent (65%) interest in the assets of each respective Plans subject to any such amendment. The Trust Agreement is hereby amended as follows:
          1. Section 4.1 of the Trust Agreement is hereby amended by adding the following sentence, at the end thereof:
     “Section 4.6 of the Trust Agreement shall be deemed to constitute the last effective Payment Schedules for Ronald F. Shuff, Diane Harris, William Jordan and Robert Frazer, respectively.”
          2. Section 4.2 of the Trust Agreement is hereby amended by adding the following sentence, at the end thereof:
     “Section 4.6 of the Trust Agreement shall be deemed to constitute the last effective Modified Payment Schedules for Ronald F. Shuff, William Jordan, Robert Frazer and Diane Harris, respectively”.
          3. A new Section 4.6 is hereby added to the Trust Agreement, to follow Section 4.5 and to precede Article V, and shall read as follows:
          “4.6 2005 Distributions. Notwithstanding anything to the contrary in this Trust Agreement, all deferred shares and all cash or other assets accounts held for William Jordan and Robert Frazer under any Plan funded through this Trust shall be distributed by the Trustee at the direction of the Company’s General Counsel prior to December 31, 2005. Such distribution will be includible in the reportable taxable incomes of William Jordan and Robert Frazer, respectively for the taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1, and shall terminate the participation of such individuals in the Trust Fund. Such distribution shall be made in cash or in kind, as applicable. The cash and other asset account amounts (other than any shares of Flowserve Corporation stock or dividends thereon) held for the benefit of Ronald F. Shuff under the following employee benefit plans:
The Duriron Company, Inc. Long-Term Incentive Plan as Restated November 1, 1993

The Duriron Company, Inc. Deferred Compensation Plan for Directors

The Duriron Company, Inc. Long-Term Incentive Plan

The Duriron Company, Inc. Incentive Plan for Key Employees Amended and Restated Effective January 1, 1992

The Duriron Company Inc. 1996-1008 Long-Term Incentive Plan

Flowserve Corporation Deferred Compensation Plan
shall be distributed prior to January 1, 2006, to Ronald F. Shuff. Such amounts shall constitute payment of all Flowserve non-stock deferrals and accruals thereon and will be included in the taxable income of Ronald F. Shuff for taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1. Such payment shall be made in cash. The cash and other assets accounts (other than any shares of Flowserve Corporation stock or dividends thereon) held for the benefit of Diane Harris under the following benefit plans:
The Duriron Company, Inc. Retirement Compensation Plan for Directors

The Duriron Company, Inc. Amended and Restated Director Deferral Plan

Flowserve Corporation Amended and Restated Director Cash Deferral Plan
shall be distributed to Diane Harris prior to January 1, 2006. Such amounts shall constitute payment of all Flowserve non-stock deferrals and accruals thereon and shall be included in the income of Diane Harris for taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1. Such payment shall be made in cash.
          4. Exempt as amended hereby, the Duriron Company, Inc. First Master Benefit Trust Agreement, as heretofore amended, shall remain in full force and effect.

Flowserve Corporation			Bank One, Dayton

By:	Pension and Investment Committee		By:

	By:	/s/ Mark A. Blinn, Member		Its:

Dated: December 14, 2005

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